Exhibit 10.3

PARTICIPANT AWARD AGREEMENT

[Date]

Optionee Name

Optionee Address

Optionee City, State, Zip Code

Dear Optionee:

Pursuant to the terms and conditions of the EQT Corporation 2009 Long-Term Incentive Plan (the “Plan”), the Compensation Committee of the Board of Directors of EQT Corporation (the “Company”) has granted you Non-Qualified Stock Options (the “Options”) to purchase shares of the Company’s common stock as outlined below.

Options Granted:

Grant Date:

Exercise Price per Share:

Expiration Date:

Vesting Schedule:

Upon termination of your employment for cause or in the event of your voluntary termination (including a retirement), all unvested Options and any unexercised vested Options shall be forfeited immediately.  Upon termination of your employment for any other reason, all unvested Options shall be forfeited, and any unexercised vested Options shall be forfeited unless exercised within 90 days after the employment termination date (except in the event of your death or disability, in which case the post-termination exercise period will be one year).

You may satisfy tax withholding obligations with respect to the Options by directing the Company to (i) withhold that number of shares which would otherwise be issued upon exercise to satisfy the minimum required statutory tax withholding obligations, or (ii) accept delivery of previously owned shares to satisfy such minimum tax withholding obligations.

The terms contained in the Plan are hereby incorporated into and made a part of this Participant Award Agreement and this Participant Award Agreement shall be governed by and construed in accordance with the Plan.  In the event of any actual or alleged conflict between the provisions of the Plan and the provisions of this Participant Award Agreement, the provisions of the Plan shall be controlling and determinative.

You may access important information about the Company and the Plan on the Company’s website.  Copies of the Plan and Plan Prospectus can be found at www.eqt.com, by clicking on the “Employees” link on the main page and logging onto the “Employee info” page.  Copies of the Company’s most recent Annual Report on Form 10-K and Proxy Statement can be found by clicking on the “Investors” link on the main page and then “SEC Filings.” Paper copies of such documents are available upon request made to the Company’s Corporate Secretary.

For the Compensation Committee

By my signature below, I hereby acknowledge receipt of this Option granted on the date shown above, which has been issued to me under the terms and conditions of the Plan.  I further acknowledge receipt of the copy of the Plan and agree to conform to all of the terms and conditions of the Option and the Plan.

Signature:		Date:
Optionee Name